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Exhibit 8.1

August 12, 2003	MAYER BROWN ROWE & MAW
190 SOUTH LA SALLE STREET CHICAGO, ILLINOIS 60603-3441
Main Tel (312) 782-0600 MAIN Fax (312) 701-7711 www.mayerbrownrowe.com

WFN Credit Company, LLC
220 West Schrock Road
Westerville, Ohio 43801

World Financial Network Credit Card Master Trust
800 Techcenter Drive
Gahanna, Ohio 43230

World Financial Network Credit Card Master Note Trust
800 Techcenter Drive
Gahanna, Ohio 43230

  Re:
  World Financial Network Credit Card Master Note Trust, Series 2003-A
  Registration Statement on Form S-3

Ladies and Gentlemen:

        In connection with the Registration Statement on Form S-3 (Registration Nos. 333-60418 and 333-60418-01) of WFN Credit Company, LLC ("WFN"), together with the exhibits thereto (as amended, the "Registration Statement"), registering notes representing debt of the World Financial Network Credit Card Master Note Trust (the "Trust"), and the related Prospectus, dated August 8, 2003 (the "Base Prospectus"), and Prospectus Supplement, dated August 8, 2003 (the "Prospectus Supplement," and together with the Base Prospectus, the "Prospectus"), filed by WFN with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance of $368,000,000 Class A-2 Asset Backed Notes, Series 2003-A (the "Class A-2 Notes"), $51,000,000 Class B Asset Backed Notes, Series 2003-A (the "Class B Notes") and $41,000,000 Class C-2 Asset Backed Notes, Series 2003-A (the "Class C-2 Notes," and together with the Class A-2 Notes and the Class B Notes, the "Offered Notes"), you have requested our opinion regarding the description of material tax consequences related to the issuance of the Offered Notes (the "Offering") as described in the Prospectus. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.

Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles Manchester New York Palo Alto Paris Washington D.C.

Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

August 12, 2003

        Our opinion is based on our examination of the Prospectus, the Master Indenture, dated as of August 1, 2001 and as heretofore amended (the "Master Indenture"), as supplemented by the Series 2003-A Indenture Supplement, dated as of June 19, 2003 (the "Indenture Supplement") and the Issuance Supplement thereto, dated as of August 14, 2003 (the "Issuance Supplement" and together with the Master Indenture and the Indenture Supplement, the "Indenture"), each by and between the Trust and BNY Midwest Trust Company, as indenture trustee (the "Indenture Trustee"), and such other documents, instruments and information as we considered necessary. Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Trust and the issuance and sale of the Offered Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Offered Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the federal income tax laws, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice.

        Based on the foregoing, as of the date hereof, we adopt and confirm the statements under the captions "Federal Income Tax Consequences" as our opinion of the material tax consequences of the Offering, to the extent such statements constitute legal conclusions. We know that we are referred to under the caption "Federal Income Tax Consequences" included in the Registration Statement, and we hereby consent to the use of our name therein and to the filing of this opinion as part of WFN's Current Report on Form 8-K, dated on or about August 12, 2003, without admitting we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Form 8-K.

Very truly yours,
/s/ MAYER, BROWN, ROWE & MAW LLP Mayer, Brown, Rowe & Maw LLP

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  Exhibit 8.1